Exhibit 99.1

NEWS RELEASE

Superior Uniform Group, Inc.

An American Stock Exchange Listed Company

10055 Seminole Boulevard

Seminole, Florida 33772-2539

Telephone (727) 397-9611

Fax (727) 803-9623

Contact:	Andrew D. Demott, Jr., CFO	FOR IMMEDIATE RELEASE
(727) 803-7135

SUPERIOR UNIFORM GROUP ANNOUNCES THIRD QUARTER

OPERATING RESULTS

SEMINOLE, Florida – October 25, 2007 - Superior Uniform Group, Inc. (AMEX: SGC), manufacturer of uniforms, career apparel and accessories, today announced that for the third quarter ended September 30, 2007, net sales were $31,235,531 compared with 2006 third quarter net sales of $33,440,168. Net earnings were $1,217,372 or $.18 per common share (diluted), compared with net earnings of $912,215 or $.14 per common share (diluted) in the 2006 third quarter.

For the nine months ended September 30, 2007, net sales were $91,527,855, compared with net sales of $96,081,293 in the nine months ended September 30, 2006. Net earnings for the nine months ended September 30, 2007 were $2,002,010 or $.30 per common share (diluted) versus net earnings of $2,094,109 or $.30 per common share (diluted) in the first nine months of 2006.

Michael Benstock, Chief Executive Officer, commented: “We are pleased with the continued improvement in our earnings this quarter despite the decrease in sales. Net sales in the current quarter were unfavorably impacted as a result of the deferral of significant portions of the sales related to the new programs that we discussed in our earnings release last quarter. Portions of these programs were postponed until the fourth quarter of 2007 and the first quarter of 2008. We still expect these programs to provide significant net sales gains going forward. In addition to these postponements, overall demand from our existing customers was lower in the current period. We continue to reap the rewards of our emphasis on reducing operating costs and from improved sourcing of our products. We expect significant improvement in our operating results in the coming periods as these significant new programs ramp up.”

Superior Uniform Group®, through its Signature marketing brands – Fashion Seal®, Fashion Seal Healthcare™, Martin’s®, Worklon®, UniVogue™ and Sope Creek® – manufactures and sells a wide range of uniforms, image apparel and accessories. Superior specializes in managing comprehensive uniform programs, and is dedicated to servicing the Healthcare, Hospitality, Restaurant/Food Services, Retail Employee I.D., Governmental/Public Safety, Entertainment, Commercial, Cleanroom and Resortwear markets. For more information, please visit www.superioruniformgroup.com.

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Statements contained in this press release which are not historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements are subject to risks and uncertainties, including without limitation those identified in the Company’s SEC filings, which could cause actual results to differ from those projected.

Comparative figures are as follows:

SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

			2007	2006
Net sales			$31,235,531	$33,440,168

Costs and expenses:
Cost of goods sold			21,080,264	22,917,781
Selling and administrative expenses			8,588,528	8,939,397
Interest expense			79,367	110,775

			29,748,159	31,967,953

Earnings before taxes on income			1,487,372	1,472,215
Taxes on income			270,000	560,000

Net earnings			$1,217,372	$912,215

Weighted average number of shares outstanding during the period	(Basic	)	6,656,214	6,619,404
	(Diluted	)	6,676,054	6,661,217
Basic net earnings per common share			$0.18	$0.14

Diluted net earnings per common share			$0.18	$0.14

Dividends per common share			$0.135	$0.135

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30,

(Unaudited)

			2007	2006
Net sales			$91,527,855	$96,081,293

Costs and expenses:
Cost of goods sold			61,545,308	65,499,895
Selling and administrative expenses			27,004,697	26,830,867
Interest expense			255,840	346,422

			88,805,845	92,677,184

Earnings before taxes on income			2,722,010	3,404,109
Taxes on income			720,000	1,310,000

Net earnings			$2,002,010	$2,094,109

Weighted average number of shares outstanding during the period	(Basic	)	6,642,178	6,933,373
	(Diluted	)	6,674,418	6,966,694
Basic net earnings per common share			$0.30	$0.30

Diluted net earnings per common share			$0.30	$0.30

Dividends per common share			$0.405	$0.405

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SUPERIOR UNIFORM GROUP, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

SEPTEMBER 30,

ASSETS

(Unaudited)

	2007	2006
CURRENT ASSETS:
Cash and cash equivalents	$3,245,182	$4,602,985
Accounts receivable and other current assets	23,584,223	29,956,508
Inventories	41,163,980	32,759,012

TOTAL CURRENT ASSETS	67,993,385	67,318,505

PROPERTY, PLANT AND EQUIPMENT, NET	14,067,291	16,034,839
GOODWILL	1,617,411	1,617,411
OTHER INTANGIBLE ASSETS	833,555	1,071,714
OTHER ASSETS	1,654,456	2,702,533

	$86,166,098	$88,745,002

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$6,838,140	$6,697,411
Other current liabilities	2,525,700	3,294,872
Current portion of long-term debt	1,525,470	1,752,705

TOTAL CURRENT LIABILITIES	10,889,310	11,744,988

LONG-TERM DEBT	1,048,482	2,573,953
LONG-TERM PENSION LIABILITY	1,131,008	—
OTHER LONG-TERM LIABILITIES	565,000	—
DEFERRED INCOME TAXES	240,000	790,000
SHAREHOLDERS’ EQUITY	72,292,298	73,636,061

	$86,166,098	$88,745,002